Exhibit 99.1

Financial Results for the Year Ended December 31, 2018 (Unaudited)

February 14, 2019

Company Name:	Techpoint, Inc.
Listed Exchange:	Mothers market of the Tokyo Stock Exchange
Identification Code:	6697
Website URL:	www.techpoint.co.jp
Representative:	Fumihiro Kozato, President and Chief Executive Officer
Contact:	Hiroki Yomogita, Vice President Corporate Marketing
President of Techpoint Japan KK
03-6205-8405
Expected Date of Annual Shareholders Meeting:	May 31, 2019
Expected Date of Annual Securities Report Filing:	March 14, 2019
Expected Date of Dividend Payment:	Not Applicable
Supplementary Materials for Financial Results:	Included
Earnings Announcement for Financial Results:	Included

1.	Financial Results for the Year Ended December 31, 2018 (January 1, 2018 to December 31, 2018)

(1)	Consolidated Operating Results

(Unit: thousands, % change as compared to the previous year)

	Revenue		Income from Operations		Income Before Income Taxes		Net Income		Non-GAAP Net Income
Year Ended December 31,	Amount	% Change	Amount	% Change	Amount	% Change	Amount	% Change	Amount	% Change
2018	$31,098	(0.1)%	$1,815	(71.4)%	$2,044	(67.4)%	$1,885	(49.8)%	$3,143	(32.0)%
	¥3,451,878		¥201,465		¥226,884		¥209,235		¥348,873
2017	$31,142	14.7%	$6,345	18.3%	$6,272	16.9%	$3,757	7.9%	$4,625	22.8%
	¥3,456,762		¥704,295		¥696,192		¥417,027		¥513,375

Our consolidated financial statements are prepared in U.S. dollars. For amounts disclosed in Japanese yen, an exchange rate of ¥111.00 Japanese yen to $1.00 U.S. dollar was used based on the Telegraphic Transfer Middle Rate quoted by Mitsubishi UFJ Financial Group’s official index as of December 28, 2018.

Our comprehensive income for the year ended December 31, 2018 and 2017 was $1.9 million (¥209.2 million, 49.8%) and $3.8 million (¥417.0 million, 7.9%), respectively. Our non-GAAP operating income for the year ended December 31, 2018 was $3.2 million (¥352.9 million) based on the exclusion of stock-based compensation of $1.4 million (¥151.4 million). Our non-GAAP net income for the year ended December 31, 2018 was $3.1 million (¥348.9 million) based on the exclusion of stock-based compensation of $1.4 million (¥151.4 million) and the relating income tax impact based on a 7.74% effective tax rate. Our non-GAAP operating income for the year ended December 31, 2017 was $7.8 million (¥865.0 million) based on the exclusion of stock-based compensation of $1.4 million (¥160.7 million). Our non-GAAP net income for the year ended December 31, 2017 was $4.6 million (¥513.4 million) based on the exclusion of stock-based compensation of $1.4 million (¥160.7 million) and the relating income tax impact based on a 40.07% effective tax rate.

(Unit: $ or ¥, except for % data)

Year Ended December 31,	Basic EPS	Diluted EPS	Non-GAAP Basic EPS	Ratio of Net Income to Equity	Ratio of Income Before Tax to Total Assets	Operating Margin
2018	$0.11	$0.10	$0.19	7.0%	7.1%	5.8%
	¥12	¥11	¥21
2017	$0.25	$0.24	$0.31	19.7%	29.8%	20.4%
	¥28	¥27	¥34

(2)	Consolidated Financial Position

(Unit: thousands, except per share and % data)

Year Ended December 31,	Total Assets	Net Assets	Total Stockholders' Equity	Stockholders' Equity Ratio	Stockholders' Equity Per Share
2018	$30,706	$28,631	$28,631	93.2%	$1.67
	¥3,408,366	¥3,178,041	¥3,178,041		¥185
2017	$26,592	$24,968	$24,968	93.9%	$1.49
	¥2,951,712	¥2,771,448	¥2,771,448		¥165
(3)	Consolidated Cash Flows

(Unit: thousands)

Year Ended December 31,	Net Cash Provided by Operating Activities	Net Cash Used in Investing Activities	Net Cash Provided by Financing Activities	Cash and Cash Equivalents
2018	$4,440	$(376)	$341	$25,941
	¥492,840	¥(41,736)	¥37,851	¥2,879,451
2017	$4,359	$(170)	$7,341	$21,536
	¥483,849	¥(18,870)	¥814,851	¥2,390,496
2.	Dividends

(Unit: $ or ¥, except for % data)

Annual Dividend
Year Ended December 31,	First Quarter	Second Quarter	Third Quarter	Year-End	Total	Total Dividends	Payout Ratio	Ratio of Total Dividends to Net Assets
2017	$-	$-	$-	$-	$-	$-	$-	$-
2018	$-	$-	$-	$-	$-	$-	$-	$-
2019 (Forecast)	$-	$-	$-	$-	$-	$-	$-	$-

3.	Forecasted Operating Results for the Year Ended December 31, 2019 (January 1, 2019 to December 31, 2019)

(Unit: thousands, except per share and % data)

	Revenue		Income from Operations		Income Before Income Taxes		Net Income		Non-GAAP Net Income
Year Ending December 31,	Amount	% Change	Amount	% Change	Amount	% Change	Amount	% Change	Amount	% Change
2019	$32,745	5.3%	$2,408	32.7%	$2,432	19.0%	$1,900	0.8%	$3,035	-3.4%
	¥3,634,695		¥267,288		¥269,952		¥210,900		¥336,885

Year Ending December 31,	Basic EPS	Diluted EPS	Non-GAAP Basic EPS
2019	$0.11	$0.10	$0.18
	¥12	¥11	¥20

The forecasted basic and diluted EPS for the year ended December 31, 2019 was computed using a forecasted weighted average shares outstanding for the year ended December 31, 2019. The forecasted non-GAAP figures exclude stock-based compensation of $1.5 million (¥161.3 million) and the relating income tax impact based on a 21.9% effective tax rate.

Our forecasts are made in U.S. dollars.

4.	Notes

(1)	Changes in subsidiaries during the period: Not Applicable
(2)	Changes in accounting policies
1.	Due to codification revisions: None
2.	Due to other reasons: None
(3)	Stock information:
	December 31, 2018	December 31, 2017
Common stock	17,130,507	16,752,171
Treasury stock	—	—
Weighted average shares outstanding in computing net income per share allocable to common stockholders	16,982,648	7,145,641

Audit Procedures:

This Tanshin is not in scope for audit procedures by our independent auditors under the Financial Instruments and Exchange Act of Japan. Additionally, as of the date of this Tanshin, audit procedures performed in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) in the United States have yet to be completed. The Company’s independent auditors have not compiled or been involved in the preparation of the forecasted financial results for the year ending December 31, 2019. Accordingly, they assume no responsibility for the accuracy or presentation of this information.

Forward Looking Statements:

The Tanshin includes forward-looking statements that involve a number of risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual results may differ from those anticipated or expressed in these forward-looking statements as a result of various factors. All statements other than statements of historical facts contained in the Tanshin, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives, and financial needs. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in the Tanshin may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in the Tanshin speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of the Tanshin, except as required by law.

Investors Meeting:

The investor meeting for holders of our Japanese depositary shares (“JDSs”) is scheduled for early June 2019 in Tokyo. Please refer to our website for details on our planned Investors Meetings.

Appendix Index

Our consolidated financial statements are prepared in U.S. dollars. For amounts disclosed in Japanese yen, an exchange rate of ¥111.00 Japanese yen to $1.00 U.S. dollar was used based on the Telegraphic Transfer Middle Rate quoted by Mitsubishi UFJ Financial Group’s official index as of December 28, 2018. Our JDSs are traded on the Mothers market of the Tokyo Stock Exchange. Each JDS represents one share of common stock.

1.	Management’s Discussion and Analysis

(1)	Comparison of the Year Ended December 31, 2018 and December 31, 2017

Revenue

Revenue decreased by $44,000 (¥5 million), or 0.1%, for the year ended December 31, 2018 as compared to the year ended December 31, 2017. This decrease was driven by a shift in product mix as we continue to develop and expand our product offerings particularly in the automotive market and the demand increases for our integrated HD-TVI transmitters and Image Signal Processor products which resulted in a 24% decrease in overall average selling prices, partially offset by a 31% increase in volume of shipments as a result of increased demand for these newer generation products. For the year ended December 31, 2018 and 2017, we recorded revenue of $4.8 million (¥530 million) and $3.0 million (¥333 million) from sales into the automotive market, respectively. For the year ended December 31, 2018 and 2017, we derived 15% and 10% of our revenue from sales into the automotive market, respectively.

Revenue by geographic region

The table below sets forth the major components of the change in revenue by geographic region for the year ended December 31, 2018 and 2017:

	Year Ended
	December 31,
	2018	2017
China	84%	85%
South Korea	9	9
Japan	4	3
Taiwan	3	3
Other	—	—
Total revenue	100%	100%

Cost of revenue and gross margin

Cost of revenue increased $2.1 million (¥233 million), or 15.8%, for the year ended December 31, 2018 as compared to the year ended December 31, 2017. Gross margin decreased to 51% for the year ended December 31, 2018 from 58% for the year ended December 31 2017. The increase in cost of revenue was primarily driven by a 31% increase in unit sales offset by changes in product mix. The decrease in gross margin was driven by the shift in product mix causing a 24% decrease in overall average selling prices.

Gross margin fluctuations are due to changes in product mix and fluctuations in period costs. We expect gross margins to fluctuate in future periods due to changes in product mix, average unit selling prices, manufacturing costs, manufacturing yields, levels of inventory valuation, if any, and levels of product demand.

Research and development expense

Research and development expense increased $1.9 million (¥216 million), or 36.2%, for the year ended December 31, 2018 as compared to the year ended December 31, 2017. This increase was primarily due to a $1.1 million (¥123 million) increase in tape-out expenses, a $0.4 million (¥39 million) increase in personnel costs due to a 14% increase in headcount as a result of expanding operations, and a $0.2 million (¥27 million) increase in product development costs relating to design, prototype, and software expenses.

Selling, general and administrative expense

Selling, general and administrative expenses increased by $0.4 million (¥49 million), or 7.2%, for the year ended December 31, 2018 as compared to the year ended December 31, 2017. This increase was primarily due to a $0.3 million (¥31 million) increase in professional service fees due to costs associated with being a public company, a $0.3 million (¥31 million) increase in personnel costs, rent, and other office expenses due to a 10% increase in headcount as a result of expanding operations, offset by a $0.2 million (¥23 million) decrease in stock-based compensation.

Other income and expense

Other income increased by $0.3 million (¥34 million) for the year ended December 31, 2018 primarily due to foreign currency exchange transactions and foreign currency fluctuations from IPO proceeds received in Japanese yen in September 2017.

Provision for income taxes

The provision for income taxes decreased by $2.4 million (¥262 million), or 93.7%, for the year ended December 31, 2018 as compared to the year ended December 31, 2017. The decrease in the provision for income taxes is primarily due to a decrease in taxable income, a reduction in the U.S. corporate tax rate to 21% as a result of tax law changes during December 2017, and an increase in tax benefits from stock-option exercises and dispositions.

Net Income

As a result of the foregoing, net income decreased by $1.9 million (¥208 million), or 49.8%, for the year ended December 31, 2018 as compared to the year ended December 31, 2017.

(2)	Liquidity and Capital Resources

Our cash and cash equivalents as of December 31, 2018 were $25.9 million (¥2,879 million). We believe our existing cash and cash equivalents, and cash we expect to generate from operations, will be sufficient to meet our anticipated cash needs for at least the next 12 months.

Operating Activities

During the year ended December 31, 2018, net cash provided by operating activities was $4.4 million (¥493 million), primarily due to net income of $1.9 million (¥209 million), non-cash charges of $1.8 million (¥195 million) primarily driven by stock-based compensation, depreciation and amortization and deferred income taxes, and cash inflow provided by the change in net operating assets and liabilities of $0.8 million (¥89 million). The cash inflow provided by the change in net operating assets and liabilities was primarily due to a $0.6 million (¥71 million) cash inflow in inventory due to product sales in excess of units manufactured during the period, and a $0.2 million (¥17 million) cash inflow in accounts payable driven by the timing of payments made to our vendors.

Investing Activities

During the year ended December 31, 2018, cash used in investing activities was $0.4 million (¥42 million) due to purchases of property and equipment.

Financing Activities

During the year ended December 31, 2018, cash provided by financing activities was $0.3 million (¥38 million) primarily due to net proceeds from the exercise of stock options.

(3)	Forecast for the Year Ending December 31, 2019

The following assumptions are used for the Forecasted Consolidated Results of Operations for the year ending December 31, 2019.

Revenue

Revenue for the year ending December 31, 2019 is expected to be $32.7 million (¥3,635 million), an increase of 5.3% as compared to revenue for the year ended December 31, 2018, driven by increased automotive market sales. Automotive market revenue is expected to increase by $4.4 million (¥490 million), or 92.4%, to $9.2 million (¥1,019 million) for the year ending December 31, 2019 from $4.8 million (¥530 million) for the year ended December 31, 2018. This growth is expected to be driven by the increased use of rear view cameras, car navigation, and drive recorder systems by automotive manufacturers in Japan and Asia. The Company expects to derive 28.0% of its fiscal 2019 revenue from the automotive market as compared to 15.3% for fiscal 2018.

Security surveillance revenue is expected to decrease by 10.5% in fiscal 2019 as compared to fiscal 2018. Beginning in the first half of fiscal 2018, the Company’s DVR customers began to transition from existing “H.264” to next generation “H.265” DVR technology. Although this transition is expected to be complete by the first quarter of fiscal 2019, given the macroeconomic factors related to a slowing China market, the Company expects its security surveillance revenue to be adversely effected for fiscal 2019.

The Company expects revenue in the first half of fiscal 2019 to be negatively impacted by a slowing China market, ongoing trade discussions between US and China, and seasonal factors such as Lunar New Year holidays. These factors will cause revenue in the first half of fiscal 2019 and the first quarter of fiscal 2019, specifically, to be abnormally low. The Company anticipates that only 36.7% of revenue for fiscal 2019 will be derived in the first half of fiscal 2019. Sales are projected to recover beginning in the second half of fiscal 2019 driven by sales in the automotive market. The Company expects revenue and operating profit in the second half of fiscal 2019 to increase as compared to the second half of fiscal 2018.

Potential upside for the Company’s fiscal 2019 revenue projection is dependent upon the recovery of the China market. To expand our technological offerings, we continue to seek growth opportunities including, but not limited to, licensure, M&A, and other ventures. However, we have no agreements or understandings with respect to any licenses, acquisitions or similar transactions at this time.

Operating Income

Fiscal 2019 operating profit is expected to be $2.4 million (¥267 million), a 32.7% increase from fiscal 2018 driven by an increase in revenue and a reduction in research and development expense of 0.6%, offset by increased expenses resulting from an increase in headcount. The Company expects overall operating expense to increase by 0.9% in fiscal 2019 as compared to fiscal 2018.

(4)	Dividends

Dividend Policy

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. In addition, our ability to pay cash dividends on our capital stock could be restricted by the terms of any future debt financing arrangement.

Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions. If we pay any dividends, including the fees and expenses payable thereunder, we will pay JDS holders to the same extent as holders of our common stock, subject to the terms of the August 31, 2017 trust agreement between the Company; Mizuho Securities Co., Ltd.; Mitsubishi UFJ Trust and Banking Corporation; and The Master Trust Bank of Japan, Ltd.

2019 Dividend Forecast

We do not expect to declare or pay cash dividends for the year ending December 31, 2019.

2.	Accounting Policy Changes

The Company’s consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). As the Company is developing business globally, we believe that by using GAAP we can properly reflect our business and benefit Japanese and other foreign investors. The Company has adopted ASU 2014-09, Revenue from Contracts with Customers (ASC 606) in the first quarter of fiscal 2018 under the modified retrospective approach. There was no cumulative impact from adopting the new standard on the Company’s condensed consolidated financial statements for the year ended December 31, 2018.

3.

Consolidated Financial Statements and Supplementary Data (Unaudited)

(1)	Consolidated Balance Sheets

(Unit: thousands, except share data)

	December 31, 2018		December 31, 2017
	$	¥	$	¥
Assets
Current assets:
Cash and cash equivalents	$25,941	¥2,879,451	$21,536	¥2,390,496
Accounts receivable	236	26,196	93	10,323
Inventory	2,207	244,977	2,847	316,017
Prepaid expenses and other current assets	936	103,896	978	108,558
Total current assets	29,320	3,254,520	25,454	2,825,394
Property and equipment - net	611	67,821	325	36,075
Deferred tax assets	560	62,160	652	72,372
Other assets	215	23,865	161	17,871
Total assets	$30,706	¥3,408,366	$26,592	¥2,951,712
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,063	¥117,993	$760	¥84,360
Accrued liabilities	718	79,698	573	63,603
Liability related to early exercised stock options	136	15,096	152	16,872
Customer deposits	2	222	6	666
Total current liabilities	1,919	213,009	1,491	165,501
Other liabilities	156	17,316	133	14,763
Total liabilities	2,075	230,325	1,624	180,264
Commitments and contingencies (Note 5)
Stockholders’ equity
Preferred stock, par value $0.0001 per share - 5,000,000 shares authorized as of December 31, 2018 and 2017; nil shares issued and outstanding as of December 31, 2018 and 2017	—	—	—	—
Common stock, par value $0.0001 per share - 75,000,000 shares authorized as of December 31, 2018 and 2017; 17,130,507 and 16,752,171 shares issued and outstanding as of December 31, 2018 and 2017, respectively	2	222	2	222
Additional paid-in-capital	19,358	2,148,738	17,580	1,951,380
Retained earnings	9,271	1,029,081	7,386	819,846
Total stockholders’ equity	28,631	3,178,041	24,968	2,771,448
Total liabilities and stockholders’ equity	$30,706	¥3,408,366	$26,592	¥2,951,712

(2)	Consolidated Statements of Operations and Comprehensive Income

(Unit: thousands, except share and per share data)

	Year Ended December 31, 2018		Year Ended December 31, 2017
	$	¥	$	¥
Revenue	$31,098	¥3,451,878	$31,142	¥3,456,762
Cost of revenue	15,316	1,700,076	13,221	1,467,531
Gross profit	15,782	1,751,802	17,921	1,989,231
Operating expenses
Research and development	7,331	813,741	5,383	597,513
Selling, general and administrative	6,636	736,596	6,193	687,423
Total operating expenses	13,967	1,550,337	11,576	1,284,936
Income from operations	1,815	201,465	6,345	704,295
Other income (expense)	229	25,419	(73)	(8,103)
Income before income taxes	2,044	226,884	6,272	696,192
Income taxes	159	17,649	2,515	279,165
Net income	$1,885	¥209,235	$3,757	¥417,027
Net income allocable to preferred stockholders	$—	¥—	$1,936	¥214,896
Net income allocable to common stockholders	$1,885	¥209,235	$1,821	¥202,131
Net income per share allocable to common stockholders:
Basic	$0.11	¥12	$0.25	¥28
Diluted	$0.10	¥11	$0.24	¥27
Weighted-average shares outstanding in computing net income per share allocable to common stockholders
Basic	16,982,648		7,145,641
Diluted	17,991,131		8,056,329
Other comprehensive income	$—	¥—	$—	¥—
Comprehensive income	$1,885	¥209,235	$3,757	¥417,027

(3)	Consolidated Statements of Stockholders’ Equity

(Unit: thousands, except share data)

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Retained Earnings	Total Stockholders' Equity
Balances as of December 31, 2016	10,742,500	$8,794	3,725,238	$—	$813	$3,629	$13,236
	—	¥976,134	—	¥—	¥90,243	¥402,819	¥1,469,196
Conversion of convertible preferred stock to common stock upon IPO	(10,742,500)	$(8,794)	10,742,500	$2	$8,792	$—	$—
	—	¥(976,134)	—	¥222	¥975,912	¥—	¥—
Issuance of common stock upon IPO, net of issuance costs	—	$—	1,520,000	$—	$5,157	$—	$5,157
	—	¥—	—	¥—	¥572,427	¥—	¥572,427
Issuance of common stock upon exercise of over-allotment option, net of issuance costs	—	$—	228,000	$—	$1,200	$—	$1,200
	—	¥—	—	¥—	¥133,200	¥—	¥133,200
Issuance of common stock upon exercise of stock options and vesting of early exercised options	—	$—	506,433	$—	$170	$—	$170
	—	¥—	—	¥—	¥18,870	¥—	¥18,870
Issuance of common stock upon vesting of RSUs	—	$—	30,000	$—	$—	$—	$—
	—	¥—	—	¥—	¥—	¥—	¥—
Stock-based compensation	—	$—	—	$—	$1,448	$—	$1,448
	—	¥—	—	¥—	¥160,728	¥—	¥160,728
Net income	—	$—	—	$—	$—	$3,757	$3,757
	—	¥—	—	¥—	¥—	¥417,027	¥417,027
Balances as of December 31, 2017	—	$—	16,752,171	$2	$17,580	$7,386	$24,968
	—	¥—	—	¥222	¥1,951,380	¥819,846	¥2,771,448
Issuance of common stock upon exercise of stock options and vesting of early exercised options	—	$—	368,632	$—	$423	$—	$423
	—	¥—	—	¥—	¥46,953	¥—	¥46,953
Issuance of common stock upon vesting of RSUs	—	$—	10,500	$—	$—	$—	$—
	—	¥—	—	¥—	¥—	¥—	¥—
Shares repurchased for tax withholdings on vesting of RSUs	—	$—	(796)	$—	$(9)	$—	$(9)
	—	¥—	—	¥—	¥(999)	¥—	¥(999)
Stock-based compensation	—	$—	—	$—	$1,364	$—	$1,364
	—	¥—	—	¥—	¥151,404	¥—	¥151,404
Net income	—	$—	—	$—	$—	$1,885	$1,885
	—	¥—	—	¥—	¥—	¥209,235	¥209,235
Balances as of December 31, 2018	—	$—	17,130,507	$2	$19,358	$9,271	$28,631
	—	¥—	—	¥222	¥2,148,738	¥1,029,081	¥3,178,041

(4)	Consolidated Statements of Cash Flows

(Unit: thousands, except share data)

	Year Ended December 31, 2018		Year Ended December 31, 2017
	$	¥	$	¥
Cash Flows From Operating Activities
Net income	$1,885	¥209,235	$3,757	¥417,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	244	27,084	207	22,977
Stock-based compensation	1,364	151,404	1,448	160,728
Write-off of deferred costs	57	6,327	—	—
Write-off of long lived assets	—	—	9	999
Deferred income taxes	92	10,212	370	41,070
Changes in operating assets and liabilities:
Accounts receivable	(143)	(15,873)	(14)	(1,554)
Inventory	640	71,040	(264)	(29,304)
Prepaid expenses and other current assets	42	4,662	(705)	(78,255)
Other assets	(56)	(6,216)	(18)	(1,998)
Accounts payable	151	16,761	85	9,435
Accrued expenses	145	16,095	180	19,980
Customer deposits	(4)	(444)	(739)	(82,029)
Other liabilities	23	2,553	43	4,773
Net cash provided by operating activities	4,440	492,840	4,359	483,849
Cash Flows From Investing Activities
Purchase of property and equipment	(376)	(41,736)	(170)	(18,870)
Net cash used in investing activities	(376)	(41,736)	(170)	(18,870)
Cash Flows From Financing Activities
Net proceeds from exercise of stock options	407	45,177	98	10,878
Payment for shares withheld for tax withholdings on vesting of RSUs	(9)	(999)	—	—
Payments of deferred costs	(57)	(6,327)	(2,096)	(232,656)
Proceeds from initial public offering, net of underwriter commissions	—	—	9,339	1,036,629
Net cash provided by financing activities	341	37,851	7,341	814,851
Net increase in cash and cash equivalents	4,405	488,955	11,530	1,279,830
Cash and cash equivalents at beginning of period	21,536	2,390,496	10,006	1,110,666
Cash and cash equivalents at end of period	$25,941	¥2,879,451	$21,536	¥2,390,496

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$44	¥4,884	$2,585	¥286,935
Supplemental Disclosure of Noncash Investing and Financing Information
Property and equipment purchased but not yet paid	$173	¥19,203	$21	¥2,331
Vesting of early exercised options	$74	¥8,214	$99	¥10,989
Conversion of preferred stock to common stock upon initial public offering	$—	¥—	$8,792	¥975,912

(5)	Notes to Consolidated Financial Statements

Going Concern

Not applicable.

Basis of Consolidation and Accounting Standards

The Company’s consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). All intercompany balances and transactions have been eliminated. The functional currency of each of the Company’s subsidiaries is the U.S. dollar. Foreign currency gains or losses are recorded as other income (expense) in the Consolidated Statements of Operations.

Segment Information

The Company’s chief operating decision maker, the chief executive officer, reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance on a regular basis. Accordingly, the Company considers itself to be one reportable segment, which is comprised of one operating segment, the designing, marketing and selling of mixed-signal integrated circuits for the security surveillance and automotive markets.

Product revenue from customers is designated based on the geographic region to which the product is delivered. Revenue by geographic region was as follows (in thousands):

	Year Ended
	December 31,
	2018	2017
China	$26,175	$26,453
South Korea	2,685	2,857
Japan	1,310	941
Taiwan	897	821
Other	31	70
Total revenue	$31,098	$31,142

Revenue by principal product lines were as follows (in thousands):

	Year Ended
	December 31,
	2018	2017
Security surveillance	$26,325	$28,143
Automotive	4,773	2,999
Total revenue	$31,098	$31,142

Net Income Per Share

For the periods presented prior to the Company’s IPO, basic and diluted net income per common share are presented in conformity with the two-class method required for participating securities. Prior to the closing of the Company’s IPO, all outstanding shares of its Series Seed, Series A, and Series B convertible preferred shares, which were participating securities, were converted to common stock on a one-to-one basis. The common stock issued for the conversion of 10,742,500 preferred shares were included in calculation of the weighted average shares outstanding for the year ended December 31, 2017. Each JDS represents one share of common stock.

The following table presents the calculation of basic and diluted net income per share (amounts in thousands, except per share data):

	Year Ended
	December 31,
	2018	2017
Numerator:
Basic:
Net income	$1,885	$3,757
Net income allocable to preferred stockholders	—	1,936
Net income allocable to common stockholders	1,885	1,821
Diluted:
Net income	1,885	3,757
Net income allocable to preferred stockholders	—	1,823
Net income allocable to common stockholders	1,885	1,934
Denominator:
Basic shares:
Weighted-average shares used in computing basic net income per share allocable to common stockholders	16,982,648	7,145,641
Diluted shares:
Effect of potentially dilutive securities:
Stock options (1)	1,008,483	910,688
Weighted-average shares used in computing diluted net income per common share allocable to common stockholders	17,991,131	8,056,329
Net income per common share:
Basic	$0.11	$0.25
Diluted	$0.10	$0.24

Non-GAAP net income (2) :
Non-GAAP net income	$3,143	$4,625
Non-GAAP net income allocable to preferred stockholders	—	2,383
Non-GAAP net income allocable to common stockholders	3,143	2,242
Basic shares:
Weighted-average shares used in computing basic non-GAAP net income per share allocable to common stockholders	16,982,648	7,145,641
Non-GAAP net income per common share:
Non-GAAP Basic	$0.19	$0.31

(1)	Includes vesting of early-exercised options.
(2)	Please refer to “Consolidated Operating Results” under “Financial Results for the Year Ended December 31, 2018 (January 1, 2018 to December 31, 2018)” for further non-GAAP information.